Exhibit 99.1

TEXAS PACIFIC LAND TRUST

1700 Pacific Avenue

Suite 2770

Dallas, Texas 75201

______

TRUSTEES:		DAVID M. PETERSON
MAURICE MEYER III	Telephone (214) 969-5530	General Agent
JOHN R. NORRIS III
JAMES K. NORWOOD

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS - UNAUDITED

	Three Months Ended
	December 31, 2013	December 31, 2012

Rentals, royalties and other income	$11,623,283	$7,276,793

Land sales	880,400	--

Total income	$12,503,683	$7,276,793

Provision for income tax	$3,626,169	$2,104,711

Net income	$7,519,106	$4,113,797

Net income per sub-share	$.88	$.47

Average sub-shares outstanding during period	8,518,660	8,848,369

	Year Ended
	December 31, 2013	December 31, 2012

Rentals, royalties and other income	$37,707,491	$26,797,144

Land sales	6,413,588	5,809,747

Total income	$44,121,079	$32,606,891

Provision for income tax	$12,924,070	$9,675,068

Net income	$27,218,508	$19,647,818

Net income per sub-share	$3.16	$2.20

Average sub-shares outstanding during period	8,601,171	8,939,045

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Trust's future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competition, management's intent, beliefs or current expectations with respect to the Trust's future financial performance and other matters. We assume no responsibility to update any such forward-looking statements.